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                                                                  Exhibit (99)-4



                [Letterhead of Sandler O'Neill & Partners, L.P.]




                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.


         We hereby consent to the inclusion of our opinion letter, dated March 6, 2006, to the Board of Directors of The Banc Corporation, now known as Superior Bancorp ("Superior"), as an Exhibit to the joint Registration Statement/Proxy Statement relating to the proposed merger by and between Superior and Kensington Bankshares, Inc. and to the references to our firm and such opinion in such Registration Statement/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



/s/ Sandler O'Neill & Partners, L.P.
July 20, 2006